Exhibit 10.2

ADMINISTRATION AGREEMENT

BETWEEN

NEOSTELLAR CAPITAL CORP.

AND

NEOSTELLAR ADMINISTRATIVE SERVICES LLC

This Administration Agreement (this “Agreement”) is made as of July 15, 2026, by and between Neostellar Capital Corp., a Maryland corporation (the “Company”), and Neostellar Administrative Services LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Company is a Maryland corporation and a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth; and

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1. Duties of the Administrator.

(a) Employment of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the of Directors of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company and subject to the Board’s approval, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare, print and disseminate reports to stockholders and reports and other materials filed with the Securities and Exchange Commission as required under the 1940 Act. The Administrator will provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance. In addition, the Administrator will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. The Administrator may delegate its obligations under this Agreement to an affiliate or to a third party, and the Company shall reimburse the Administrator for any services performed for the Company by such affiliate or third party.

(c) Reliance. The Administrator may rely upon any instructions reasonably believed by it to be genuine and to have been properly issued by or on behalf of the Company. The Company shall give timely instructions to the Administrator in regard to matters affecting its duties under this Agreement. For the avoidance of doubt, the Administrator shall be entitled to rely on instructions from or sent on behalf of, or purporting to be from or sent on behalf of, persons or parties the Administrator reasonably believes are directors or officers of the Company as well as limited directors or officers named as such by the Company. At any time, the Administrator may apply to the Company for instructions and may consult with its own legal counsel or outside counsel for the Company or the independent accountants for the Company at the expense of the Company, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Company, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Company. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

2. Records.

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the 1940 Act. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

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3. Confidentiality.

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P and Regulation S-AM), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process, or otherwise by applicable law or regulation.

4. Compensation; Allocation of Costs and Expenses.

In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder. The amount and nature of such reimbursements shall be presented for review, on not less than a quarterly basis, to the members of the audit committee of the Board, or in lieu thereof, to a committee of the Board, all of the members of which are not “interested persons” of the Company, as such term is defined in Section 2(a)(19) of the 1940 Act. On an ongoing basis, the Administrator shall present to the Board an allocation methodology and discuss with the Board any reimbursement sought from the Company under this Agreement, including presenting a comprehensive approach to the allocation of expenses between the Company and the Administrator. The Company will bear all costs and expenses that are incurred in its operation, administration and transactions and not specifically assumed by the Neostellar Advisors LLC (the “Adviser”) pursuant to that certain Investment Advisory Agreement, dated as of the date hereof, by and between the Company and the Adviser (the “Advisory Agreement”). Costs and expenses to be borne by the Company include, but are not limited to, those relating to: organization and offering; calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Company’s investments; costs of hedging; sales and purchases of the Company’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under this Agreement; the Company’s allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under this Agreement, including rent, technology systems, insurance, and the compensation of the Administrator’s personnel and related expenses; an allocable portion of the compensation paid by the Adviser, the Administrator, or their affiliates to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to the Company’s business affairs); expenses, including travel expenses, incurred by the Adviser or members of its investment team, or payable to third parties, in performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Company’s shares on any securities exchange; stock exchange listing fees and fees payable to rating agencies; fees and expenses associated with marketing efforts; federal, state and local taxes; independent Directors’ fees and expenses; costs of preparing and filing reports or other documents required by the Securities and Exchange Commission; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; extraordinary expenses (such as litigation or indemnification); costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws; and all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business, including payments under this Agreement.

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5. Limitation of Liability of the Administrator; Indemnification.

The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Indemnified Parties and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the Securities and Exchange Commission or its staff thereunder).

6. Activities of the Administrator.

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

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7. Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Administrator or under the control or direction of the Administrator, even if paid by the Administrator. The parties acknowledge that, as of the date hereof, certain individuals who were employees of the Company immediately prior to such date have become employees of the Administrator, and that such individuals may serve as officers of the Company while employed by the Administrator. Any such individual, when acting in his or her capacity as an officer of the Company, shall be deemed to be acting solely for the Company and not as an employee of the Administrator.

8. Effectiveness, Duration and Termination of this Agreement.

(a) This Agreement shall become effective as of the first date written above, shall continue in effect for two years from such date, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by:

(i) the vote of the Board; and

(ii) the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.

(b) This Agreement may be terminated at any time, without the payment of any penalty, by the vote of a majority of the Board, or by the Administrator, upon 60 days’ written notice to the other party.

(c) This Agreement may not be assigned by a party without the consent of the other party.

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(d) The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration.

9. Amendments of this Agreement.

This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

10. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

11. Entire Agreement.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

12. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office, or to such other address as a party may designate by notice to the other party.

13. Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

14. Counterparts.

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

NEOSTELLAR CAPITAL CORP.

By:	/s/ Mark D. Klein
Name:	Mark D. Klein
Title:	Chairman, President and Chief Executive Officer

NEOSTELLAR ADMINISTRATIVE SERVICES LLC

By:	/s/ Allison Green
Name:	Allison Green
Title:	Chief Financial Officer

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